                                                                    EXHIBIT 4.19

                                 URS CORPORATION

                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT

                  This THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of December 16, 2003 and entered into by and among URS CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF ("LENDERS") and CREDIT SUISSE FIRST BOSTON, as administrative agent for Lenders ("ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit Agreement dated as of August 22, 2002, as amended by that certain First Amendment to Credit Agreement dated as of January 30, 2003 and that certain Second Amendment to Credit Agreement dated as of November 6, 2003 (as so amended, and as further amended, modified, restated or otherwise supplemented to the date hereof, the "CREDIT AGREEMENT"), by and among Company, Lenders, CREDIT SUISSE FIRST BOSTON, as a Co-Lead Arranger and Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Lead Arranger and syndication agent for Lenders, and BNP PARIBAS, HARRIS TRUST & SAVINGS BANK and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents for Lenders. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Company and Lenders desire to amend the Credit Agreement as more particularly described below; and

                  WHEREAS, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1      AMENDMENT TO SECTION 2:  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

                  Subsection 2.2A of the Credit Agreement is hereby amended by deleting subsection (ii) thereof, including the provisos thereto, in its entirety and substituting the following therefor:

                  "(ii)    Subject to the provisions of subsections 2.2E, 2.2G
         and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iii); or

                           (b) if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iii):

                                        Consolidated               Eurodollar Rate                   Base
                                       Leverage Ratio                  Margin                     Rate Margin
                                       --------------                  ------                     -----------
Greater than
or equal to                              2.75:1.00                      2.75%                        1.75%

Less than                                2.75:1.00                      2.50%                        1.50%"

1.2      TITLES OF CERTAIN AGENTS

                  A. For purposes of this Amendment and the resyndication and repricing process contemplated hereby, Credit Suisse First Boston, acting through its Cayman Islands Branch, shall be "Sole Lead Arranger" and "Sole Bookrunner" in connection with the Credit Agreement and the term "Agents" as defined under the Credit Agreement shall be deemed for all purposes to include, without limitation, Credit Suisse First Boston, acting through its Cayman Islands Branch, in each of its capacities as "Sole Lead Arranger" and "Sole Bookrunner".

                  B. The parties hereto agree that Credit Suisse First Boston at all times since the Closing Date has been and will continue to be acting through its Cayman Islands Branch in its capacity as Administrative Agent under the Credit Agreement.

         SECTION 2.        CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

                  A. Company shall have delivered to Administrative Agent an executed copy of this Amendment.

                  B. Requisite Lenders and all Lenders that have Tranche B Term Loan Exposure shall have executed this Amendment.

                  C. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         SECTION 3.        COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete as of the date of this Amendment:

                  A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

                  C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in any manner that would be likely to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or Permitted Encumbrances), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         SECTION 4.        MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         SECTION 5.   ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

                  Each guarantor listed on the signature pages hereof ("SUBSIDIARY GUARANTORS") hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Subsidiary Guarantor under its applicable Subsidiary Guaranty shall not be impaired or affected and the applicable Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Subsidiary Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendment to the Credit Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    URS CORPORATION,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and Chief
                                           Financial Officer

                                    CREDIT SUISSE FIRST BOSTON, ACTING
                                    THROUGH ITS CAYMAN ISLANDS BRANCH,
                                    Individually and as Administrative Agent

                                    /s/Dana Klien
                                    --------------------------------------------
                                    Title:  MD

                                     /s/ S. William Fox
                                    --------------------------------------------
                                    Title: Director

                                    AMAN ENVIRONMENTAL
                                    CONSTRUCTION, INC.,
                                    a California corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and Chief
                                           Financial Officer

                                    BANSHEE CONSTRUCTION COMPANY,
                                    INC., a California corporation

                                    /s/ Rita Armstrong
                                    --------------------------------------------
                                    Name:  Rita Armstrong
                                    Title: Vice President and Treasurer

                                    CLEVELAND WRECKING COMPANY,
                                    a California corporation

                                    /s/ Rita Armstrong
                                    --------------------------------------------
                                    Name:  Rita Armstrong
                                    Title: Vice President and Treasurer

                                    O'BRIEN-KREITZBERG INC.,
                                    a California corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President, Chief
                                           Financial Officer and Secretary

                                    RADIAN INTERNATIONAL LLC,
                                    a Delaware limited liability company

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    SIGNET TESTING LABORATORIES,
                                    INC., a Delaware corporation

                                    /s/ Rita Armstrong
                                    --------------------------------------------
                                    Name:  Rita Armstrong
                                    Title: Vice President and Treasurer

                                    URS CONSTRUCTION SERVICES, INC.,
                                    a Florida corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Executive Officer

                                    URS CORPORATION,
                                    a Nevada corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION GREAT LAKES,
                                    a Michigan corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS CORPORATION GROUP
                                    CONSULTANTS, a New York corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION-MARYLAND,
                                    a Maryland corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION - OHIO,
                                    an Ohio corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION SOUTHERN,
                                    a California corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS GROUP, INC.,
                                    a Delaware corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Assistant
                                           Treasurer

                                    URS OPERATING SERVICES, INC.,
                                    a Delaware corporation

                                    /s/ Peter J. Pedalino
                                    --------------------------------------------
                                    Name:  Peter J. Pedalino
                                    Title: Vice President and Controller

                                    URS HOLDINGS, INC.,
                                    a Delaware corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS INTERNATIONAL INC.,
                                    a Delaware corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    LEAR SIEGLER SERVICES, INC.,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President

                                    EG&G DEFENSE MATERIALS, INC.,
                                    a Utah corporation

                                    /s/ William Neeb
                                    --------------------------------------------
                                    Name:  William Neeb
                                    Title: Vice President, Chief Financial
                                           Officer and Assistant Treasurer

                                    EG&G TECHNICAL SERVICES, INC.,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President

                                    D&M CONSULTING ENGINEERS, INC.,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    E.C. DRIVER & ASSOCIATES, INC.,
                                    a Florida corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    LEAR SIEGLER LOGISTICS INTERNATIONAL, INC., a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President

                                    RADIAN ENGINEERING, INC.,
                                    a New York corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President.
                                           Chief Financial Officer and Secretary

                                    URS CORPORATION AES.,
                                    a Connecticut corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS CORPORATION ARCHITECTURE-
                                    NC, P.C., a North Carolina corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS CORPORATION - NEW YORK,
                                    a New York corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS RESOURCES, LLC,
                                    a Delaware limited liability company

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Attorney-in-fact

                                    AIMCO CDO SERIES 2000-A,
                                    as a Lender

                                    By:_________________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________